AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

            STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET
               (DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.     Basic Provisions ("Basic Provisions")
     1.1 Parties: This Lease ("Lease"), dated for reference purposes only, June 13, 1997, is made by and between LMC - Sorrento Investment Company, LLC, a
California limited liability company ("Lessor") and Agouron Pharmaceuticals, Inc., a California corporation ("Lessee"), (collectively the "Parties," or individually a "Party").
     1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 4215 Sorrento Valley Blvd., San Diego, California, located in the County of San Diego, State of California, and generally described as a Building which (when the improvements have been completed) shall consist of approximately 54,000 square feet (approximately 33,000 sq. ft. on first floor and 21,000 sq. ft. on second floor) on land having an area of approximately 150,718 sq. ft. ("Premises"). (See also Paragraph 2)
     1.3 Term: See Addendum years and _____ months ("Original Term") commencing See Addendum ("Commencement Date") and ending See Addendum ("Expiration Date"). (See also Paragraph 3)
     1.4     Early Possession: N/A ("Early Possession Date").
(See also Paragraphs 3.2 and 3.3)
     1.5 Base Rent: $ See Addendum per month ("Base Rent"), payable on the first day of each month commencing Rent Commencement Date (See Addendum) (See also Paragraph 4)
/X/ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.
     1.6 Base Rent Paid Upon Execution: $ See Addendum as Base Rent for the period See Addendum.
     1.7 Security Deposit: $ See Addendum ("Security Deposit"). (See also Paragraph 5)
     1.8 Agreed Use: Any use consistent with zoning of the Premises. (See also Paragraph 6)
     1.9 Insuring Party. Lessor is the "Insuring Party" unless otherwise stated herein. (See also Paragraph 8)
     1.10     Real Estate Brokers:  (See also Paragraph 15)
          (a) Representation: The following real estate brokers (collectively, the "Brokers") and brokerage relationships exist in this transaction (check applicable boxes):
/X/ CB Commercial represents Lessor exclusively ("Lessor's Broker"); /X/ Colliers/Illif/Thorn represents Lessee exclusively ("Lessee's Broker"); or / / N/A represents both Lessor and Lessee ("Dual Agency").
          (b)     [No text]
     1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A ("Guarantor"). (See also Paragraph 37)
     1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 1.3 through 54 and Exhibits 1 (SNDA) and 2 (Site Plan), all of which constitute a part of this Lease.
2.     Premises.
     2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease and the Addendum.
See Addendum, Sec. 1.5.3.
     2.2     Condition.  See Addendum, Sec. 51.
     2.3 Compliance. Subject to the Addendum, Sec. 50. Lessor warrants that the improvements on the Premises comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances ("Applicable Requirements") in effect on the Start Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee.
NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within six (6) months following the Start Date, corrections of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Start Date, which is addressed in Paragraph 6.2 (e) below) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:

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          (a) Subject to Paragraph  2.3(c) below,  if such Capital  Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last two (2) years of this Lease and the cost thereof exceeds six (6) months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within ten (10) days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to six (6) months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least ninety (90) days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.
          (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(c); provided, however, that if such Capital Expenditure is required during the last two years of the Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon ninety (90) days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within ten (10) days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset bases, Lessee shall have the right to terminate this Lease upon thirty (30) days written notice to Lessor.
          (c)  Notwithstanding  the above,  the  provisions  concerning  Capital
Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.
     2.4 Acknowledgments. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler
systems,  security,   environmental  aspects,  and  compliance  with  Applicable
Requirements), and their suitability for Lessee's intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (a) Broker has made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (b) it is
Lessor's   responsibility   to  investigate  the  financial   capability  and/or
suitability of all proposed tenants.
     2.5     Lessee as Prior Owner/Occupant.  [No text.]
3.     Term.
     3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.
     3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Rent shall be abated for the period of such early possession. Any such early possession shall not affect the Expiration Date.
     3.3     Delay in Possession.  See Addendum, Sec. 50, 51.
     3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied. 4. Rent.
     4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").
     4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. 5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security
Deposit, Lessee shall within ten (10) days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within fourteen (14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. 6. Use.
     6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Lessor shall not unreasonably withhold

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or delay its consent to any written  request  for a  modification  of the Agreed
Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within ten (10) business days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in use.
     6.2     Hazardous Substances.  See Addendum, Sec. 6.2.
          (e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence, or intentional acts of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.
          (f)   Investigations   and  Remediations.   Lessor  shall  retain  the
responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.
           (g)  [No text.]
     6.3 Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee, shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.
     6.4     Inspection; Compliance.  See Addendum, Sec. 6.4.
7.     Maintenance; Repairs, Utility Installations; Trade Fixtures and
Alterations.
     7.1     Lessee's Obligations.
          (a)  In General.  Subject to the provisions of Paragraph 6.2
(Hazardous Substances), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep

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the Premises,  Utility  Installations,  and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.
          (b) Service Contracts. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, ("Basic Elements"), if any, as and when installed on the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels,
(iii) fire protection systems, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vii) clarifiers and (viii) any other equipment, if reasonably required by Lessor.
          (c) Replacement. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if the Basic Elements described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50 % of the cost of replacing such Basic Elements, then such Basic Elements shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor's accountants), with Lessee reserving the right to prepay its obligation at any time.
     7.2 Lessor's Obligations. Subject to the provisions of Paragraphs 7.1(c) (Replacement), 6.2 (Hazardous Substances), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.
     7.3     Utility Installations; Trade Fixtures; Alterations.
          (a) Definitions; Consent Required. The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations"
shall  mean  any   modification   of  the   improvements,   other  than  Utility
Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant
to  Paragraph  7.4(a).   Lessee  shall  not  make  any  Alterations  or  Utility
Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing exterior walls, and the
cumulative   cost  thereof  during  this  Lease  as  extended  does  not  exceed
$100,000.00 in any one year.
          (b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits,
(ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount equal to the greater of one month's Base Rent, or $10,000, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.
          (c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.
     7.4     Ownership; Removal; Surrender; and Restoration.
          (a) Ownership. Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises. See Addendum, Section 50.4.3.
          (b)  Removal.  [No text.]
          (c) Surrender/Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would gave been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, furnishings, and equipment installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property of Lessee and may, at Lessor's election, be removed by Lessee. See Addendum, Section 50.4.3. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below. 8. Insurance; Indemnity.
     8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within thirty (30) days following receipt of an invoice.
     8.2     Liability Insurance.
          (a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee

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and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence bases providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.
          (b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.
     8.3     Property Insurance - Building, Improvements and Rental Value.
          (a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable
value  thereof.  If  Lessor  is  the  Insuring  Party,  however,   Lessee  Owned
Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $10,000.00 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss. See Addendum, Sec. 8.3.
          (b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one (1) year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.
          (c) Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.
     8.4     Lessee's Property/Business Interruption Insurance.
          (a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such Insurance shall be full replacement cost coverage with a deductible of not to exceed $10,000.00 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.
          (b)  Business Interruption.  [No text.]
          (c)  No   Representation  of  Adequate   Coverage.   Lessor  makes  no
representation  that the  limits or forms of  coverage  of  insurance  specified
herein  are  adequate  to  cover  Lessee's  property,   business  operations  or
obligations under this Lease.
     8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same. See Addendum Sec. 8.5.
     8.6     Waiver of Subrogation.  See Addendum.
     8.7 Indemnity. Except for Lessor's negligence, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.
     8.8     Exemption of Lessor from Liability.  [No text.]
9.     Damage or Destruction.
     9.1     Definitions.
          (a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
          (b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty
(30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

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          (c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts of coverage limits involved.
          (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.
           (e)  "Hazardous  Substance  Condition"  shall mean the  occurrence or discovery  of a  condition  involving  the  presence  of, or a  combination  by,
Hazardous  Substance  as  defined  in  Paragraph  6.2(a),  in,  on, or under the
Premises.
     9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable bases for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or have this Lease terminate thirty (30) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.
     9.3     Partial Damage - Uninsured Loss.  See Addendum, Section 9.3.
     9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate on the date of such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as provided in the Addendum, Sec. 8.6.
     9.5 Damage Near End of Term. If at any time during the last six (6) months of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and
(b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon with such option expires. If Lessee duly exercised such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.
     9.6     Abatement of Rent; Lessee's Remedies.
          (a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.
          (b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.
     9.7 Termination-Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.
     9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.
10.     Real Property Taxes.
     10.1 Definition of "Real Property Taxes." As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general,
special,  ordinary  or  extraordinary,   or  rental  levy  or  tax  (other  than
inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises.
     10.2
          (a) Payment of Taxes. Lessee shall pay the Real Property Taxes applicable to the Premises commencing on the Rent Commencement Date and continuing through the term of this Lease. Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or

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termination  of this  Lease,  Lessee's  share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period during which rent is due and Lessor shall reimburse Lessee for any overpayment. If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.
          (b) Advance Payment. In the event Lessee incurs a late charge on any Rent payment, Lessor may, at Lessor's option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee, either: (I) in a lump sum amount equal to the installment due, at least twenty
(20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may at the option of Lessor, be treated as an additional Security Deposit. See Addendum.
     10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.
     10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement. 11. Utilities. Commencing on the Commencement Date, Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered. 12. Assignment and Subletting.
     12.1     Lessor's Consent Required.
          (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent which shall not be unreasonably withheld.
          (b) A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative bases, of twenty-five percent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose.
          (c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than twenty-five percent (25%) of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.
          (d) An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may terminate this Lease.
          (e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.
     12.2     Terms and Conditions Applicable to Assignment and Subletting.
          (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.
          (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.
          (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.
          (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.
          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.
          (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.
     12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
          (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.
          (b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

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          (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.
          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.
          (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.
13.     Default; Breach; Remedies.
     13.1 Default; Breach. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:
          (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.
          (b) The failure of Lessee to make any payment of Rent or any other monetary payment required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three
(3) business days following written notice to Lessee.
          (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) a Tenancy Statement, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Lessee.
          (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.
          (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C.ss. 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
          (f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.
          (g)  [No text.]
     13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:
          (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering
possession  of  the  Premises,   expenses  of  reletting,   including  necessary
renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statue.
          (b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interest, shall not constitute a termination of the Lessee's right to possession. See Addendum,
Section 13.2.
          (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.
     13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not

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be  deemed a  waiver  by  Lessor  of the  provisions  of this  paragraph  unless specifically so stated in writing by Lessor at the time of such acceptance.
     13.4     Late Charges.  See Addendum, Section 13.4.
     13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due. The interest ("interest") charged shall be equal to the prime rate charged by the largest state chartered bank in the state in which the Premises are located plus 4%, but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.
     13.6     Breach by Lessor.
          (a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.
          (b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent an amount equal to the greater of one month's Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee's right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor. 14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of any building, or more than twenty-five percent (25%) of the land area not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and
Utility   Installations  made  to  the  Premises  by  Lessee,  for  purposes  of
Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation. 15. Broker's Fee.
     15.1     Additional Commission.  [No text.]
     15.2     Assumption of Obligations.  [No text.]
     15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto. See Addendum, Sec. 15.3.
16.     Tenancy Statement/Estoppel Certificate.
     16.1 Each Party (as  "Responding  Party")  shall within ten (10) days after
written  notice  from  the  other  Party  (the   "Requesting   Party")  execute,
acknowledge and deliver to the Requesting Party an estoppel certificate in writing, in form similar to the then most current "Tenancy Statement" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.
     16.2 If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth. 17. Definition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, the original Lessor under this Lease, and all subsequent holders of the Lessor's interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above. 18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

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19.     Days.  Unless otherwise specifically indicated to the contrary, the word
"days" as used in this Lease shall mean and refer to calendar days.
20. Limitation on Liability. Except with respect to Lessor's fraud, gross negligence or willful misconduct, the obligations of Lessor under this lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.
21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.
22.     No Prior or Other Agreements; Broker Disclaimer.  This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.
23.     Notices.
     23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing. See Addendum.
     23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.
24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the bases of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment. 25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees applicable thereto. 26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred fifteen percent (115%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee. 27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity. 28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it. 29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located. 30. Subordination; Attornment; Non-Disturbance.
     30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.
     30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.
     30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease
shall  be  subject  to  receiving  a  commercially  reasonable   non-disturbance
agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within sixty (60) days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured
by  the   Premises.   In  the  event  that  Lessor  is  unable  to  provide  the
Non-Disturbance Agreement within said sixty (60) days, then Lessee may, at Lessee's option, directly contact Lessor's lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement. See Addendum.
     30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.
31. Attorneys' Fees. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party in any such
proceeding,   action,  or  appeal  thereon,  shall  be  entitled  to  reasonable attorneys' fees.

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The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach. 32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times following notice for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary "For Sale" signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary "For Lease" signs. Lessee may at any time place on or about the Premises any ordinary "For Sublease" sign. 33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard or reasonableness in determining whether to permit an auction. 34. Signs. Except for ordinary "For Sublease" signs, Lessee shall not place any sign upon the exterior of the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements.
35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such
lesser  interest,   shall  constitute  Lessor's  election  to  have  such  event constitute the termination of such interest. 36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request. 37. Guarantor.
     37.1     Execution.  [No text.]
     37.2     Default.  [No text.]
38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.
39.     Options.
     39.1 Definition. "Option" shall mean: (a) the right to extend the term of or renew this Lease.
     39.2     Options Personal To Original Lessee.  [No text.]
     39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.
     39.4     Effect of Default on Options.
          (a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease.
          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).
          (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Options, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee three (3) or more notices of separate Default during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease. 40. Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and that Lessee will pay its fair share of common expenses incurred in connection therewith. 41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties. 42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions. 43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. 44. Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within thirty
(30) days after request, deliver to the other party satisfactory evidence of such authority.

                              PAGE 11            Initials     /s/ GZ     /s/ LMC
                                                             --------   --------

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.
46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.
47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.
48. Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.
49.     Mediation and Arbitration of Disputes.  [No text.]

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:
1.     SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS
LEASE.
2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:  San Diego                      Executed at: San Diego
on:  June 17, 1997                           on:  June 13, 1997
By LESSOR:                                   By LESSEE:
LMC-Sorrento Investment Company,             Agouron Pharmaceuticals, Inc.,
LLC, a California limited                    a California corporation
liability company

By: /s/ Lee M. Chesnut                       By: /s/ Glenn Zinser
   ------------------------------                -------------------------------
Name Printed:  Lee M. Chesnut                Name Printed:  Glenn Zinser
Title:  Manager                              Title:  V.P., Operations
Address:  9627 Grossmont Summit Drive        Address:  10350 North Torrey Pines
La Mesa, CA  91941                           Road, La Jolla, CA  92037
Telephone:  (619) 697-7777                   Telephone:  (619) 622-3000
Facsimile:  (619) 697-7846                   Facsimile:  (619) 622-3298


NOTE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777. Fax No.
(213) 687-8616.

                            Addendum to Office Lease

         This Addendum, dated June 13, 1997, constitutes an addendum to that certain Standard Commercial/Industrial Single-Tenant ("the Lease") dated June 13, 1997, by and between (1) LMC-Sorrento Investment Company, LLC, a California limited liability company, ("Lessor") and (2) Agouron Pharmaceuticals, Inc., a California corporation ("Lessee"). Lessor and Lessee hereby supplement and amend the Lease, as follows:

                  1.3      Term.

                           1.3.1  Original Term.  The Original Term of the Lease
shall commence and Lessee shall be entitled to possession of the Premises for the purpose of accomplishing Lessee's Work (defined below) on the Commencement Date. As used herein, the term "Commencement Date" shall mean the date on which Lessor and Lessee have each approved, in writing, the working plans and specifications for Lessee's Work as hereinbelow provided. As soon as practicable following the written approval by Lessor and Lessee of the working plans and specifications for Lessee's Work, Lessor and Lessee shall execute and deliver to each other a written memorandum confirming the Commencement Date. Subject to Lessee's option to extend and unless sooner terminated as herein provided, the term of the Lease shall expire at 11:59 p.m. on the last day of the sixth Lease Year (defined below) which date is the expiration of the Original Term. References in the Lease to "Start Date" shall mean the Commencement Date.

                           1.3.2  Option to Renew.  Lessee shall have the right
and option to renew the term of the Lease for a further term of five years commencing on the expiration of the Original Term. If Lessee exercises the option provided in the preceding sentence, then Lessee shall have a further option to extend the Lease for an additional period of five years commencing on the expiration of the first option period. The options to extend the term of the Lease may be exercised only by the delivery by Lessee to Lessor, not less than six months prior to the expiration of the term, of written notice of such exercise. Lessee's exercise of the option(s) shall be irrevocable. Lessee's occupancy during the option period(s) shall be subject to all terms and conditions of the Lease; provided, however, the Base Rent payable during the option period(s) shall be subject to adjustment as provided in Sections 1.5.4, 1.5.5 and 1.5.6, below.

                  1.5      Base Rent.

                           1.5.1  Rent Commencement and Adjustment.  As used
herein, the term "Rent Commencement Date" shall mean the earlier of (1) the date of the issuance of a certificate of occupancy following completion of Lessee's Work ("Substantial Completion") or (2) April 1, 1998, which date shall be extended to the extent Lessor's actions or inaction result in delaying the issuance of the certificate of occupancy (e.g. if Lessor's failure timely to respond to a request for approval of a change order on the critical path of Lessee's Work resulted in a two-day delay in the issuance of the certificate of occupancy, then the outside date for the Rent Commencement Date would be extended to January 3, 1998). Commencing on the Rent Commencement Date, Lessee shall pay to Lessor Base Rent, in advance without deduction, offset, notice or demand. Subject to adjustment as provided, below, a schedule of the Base Rent to be paid during the Original Term is as follows:

                                    Amount/
Applicable Period              Square Foot-Month                   Amount/Month*
----------------               -----------------                   -------------
Lease Year 1                   $1.67                               $ 90,180.00
Lease Year 2                   $1.73                               $ 93,420.00
Lease Year 3                   $1.79                               $ 96,660.00
Lease Year 4                   $1.85                               $ 99,900.00
Lease Year 5                   $1.92                               $103,680.00
Lease Year 6                   $1.98                               $106,920.00

*Based upon the Building having estimated 54,000 rentable square feet of floor area.

If the Rent Commencement Date occurs on other than the first day of a calendar month, then the Base Rent for such partial month of the term of the Lease shall be (1) prorated in the proportion that the number of days of the Lease is in effect during such period bears to 30 and (2) be paid on the Rent Commencement Date. Concurrently with the execution of the Lease, Lessee shall pay to Lessor $90,180.00 which shall be credited against the Base Rent for the first full calendar month following the Rent Commencement Date.

                           1.5.2  "Lease Year" Defined.  As used herein, the
term "Lease Year" shall mean each 12-month period commencing on the Rent Commencement Date if the Rent Commencement Date is the first day of a calendar month, but otherwise on the first day of the calendar month immediately next following the calendar month in which the Rent Commencement Date occurs, and ending on the last day of the twelfth month thereafter. For example, (i) if the Rent Commencement Date were September 15, 1997, (ii) the floor area of the Building is determined to be 54,000 rentable square feet, then (1) on September 15, 1997, Lessee would owe and pay to Lessor $48,096.00 for prorated Base Rent for September, 1997, (2) each Lease Year would begin on October 1 and would expire on the following September 30 and (3) the Original Term of the Lease would expire on September 30, 2003.

                           1.5.3  Adjustment to Base Rent During Original Term.
Promptly following Substantial Completion, Lessor and Lessee shall cause the Building to be measured and the rentable floor area thereof to be determined according to BOMA standards for a single-tenant free-standing building. If the rentable floor are is determined to be more or less than 54,000 square feet, then the Base Rent "Amount/Month" shown above in Section 1.5.1 shall be adjusted based upon multiplying the rentable floor area of the Building as determined by Lessor and Lessee by the "Amount/Square Foot-Month" for each Lease Year as shown in Section 1.5.1 above (e.g. if the rentable floor area of the Building were determined to be 54,300 square feet, then the monthly Base Rent for the first Lease Year would be $90,681.00 and the Base Rent for each subsequent Lease Year would be similarly adjusted). If, as of the Rent Commencement Date, Lessor and Lessee have not agreed upon the rentable floor area of the Building, then, pending determination of the rentable floor area of the Building, Lessee shall pay Base Rent based upon an assumed rentable floor area of 54,000 square feet. If the actual rentable floor area is subsequently determined to be more than 54,000 square feet, then, within 30 days following such determination, Lessee shall pay to Lessor the difference between (1) the Base Rent which should have been paid based upon the actual rentable floor area of the Building and (2) the actual amount of Base Rent paid by Lessee prior to such determination. If it is determined that the actual rentable floor area of the Building is less than 54,000 square feet, then Lessee shall be entitled to credit against the Base Rent next coming due in an amount equal to the excess Base Rent paid by Lessee. In the event of a dispute regarding determination of the rentable floor area of the Building, then either Lessor or Lessee may submit the issue to determination by arbitration under the auspices of the American Arbitration Association which shall be conducted pursuant to the commercial rules. Except as otherwise provided in this Lease, the venue for the arbitration shall be in the City of San Diego. With respect to the conduct of the arbitration, the following shall apply:

         (a) Not less than three weeks in advance of the date for the commencement of the arbitration hearing, Lessor and Lessee shall each exchange
(1) the name, address and qualifications of any engineer, architect or other expert intended to be called at the time of the arbitration (each, an "Expert") and reports, measurements and/or data relied upon by the Expert in connection with forming an opinion as to the rentable floor area of the Building.

         (b) Not less than five days prior to the date set for the hearing on the arbitration, each party shall (i) make available for an oral deposition any Expert whose testimony is expected to be given at the time of the arbitration and (ii) deliver to the other party all exhibits which are intended to be entered into evidence at the time of the arbitration.

         (c) Each party shall bear their own attorney's fees and Expert's fees incurred in connection with the arbitration. Each party shall share equally in the administrative fees owed to the American Arbitration Association and the reasonable hourly fees owed to the arbitrator.

         (d) Following rendition of the arbitrator's award, either party may petition the Superior Court of the State of California for the County of San Diego to have the award confirmed and entered as a judgment.

                           1.5.4  Determination of Base Rent for First Lease
Year of First Option Period. The Base Rent to be paid by Lessee to Lessor during the first Lease Year of the first option period shall be the Market Rental Rate (defined below), but, in no event shall the Base Rent for the first Lease Year of the first option period be less than the Base Rent for the sixth Lease Year of the Original Term. As used herein, the term "Market Rental Rate" shall mean that rate which is prevailing as of the commencement of the first Lease Year of the first option period for comparable space in a comparable office building in the Sorrento Valley area of San Diego, California, taking into consideration the size and age of, and improvements in, the Premises, the five-year term of the option period, the contribution made by Lessee to the improvements to the Premises and other relevant factors, and which Market Rental Rate shall be determined as follows:

         (a) By mutual agreement between Lessor and Lessee evidenced in a writing signed by each and mutually delivered; or

         (b) If Lessor and Lessee have not agreed upon the Market Rental Rate prior to the commencement of the first Lease Year of the option period, then either Lessor or Lessee may submit the issue of Market Rental Rate to determination by arbitration under the auspices of the American Arbitration Association which shall be conducted pursuant to the commercial rules except as otherwise provided in this Lease. The venue for the arbitration shall be in the City of San Diego. With respect to the conduct of the arbitration, the following shall apply:

                  (i) Not less than three weeks in advance of the date for the commencement of the arbitration hearing, Lessor and Lessee shall each exchange
(1) the name, address and qualifications of any appraiser, broker or other expert intended to be called at the time of the arbitration (each, an "Expert"),
(2) any reports and/or data relied upon by the Expert in connection with forming an opinion as to Market Rental Rate and (3) a statement as to each party's determination of the Market Rental Rate ("MRR Statement") (i.e., Lessor shall give to Lessee Lessor's determination of the Market Rental Rate and vice-versa).

             (ii) For a period of ten days following the exchange of the MRR Statements, either party may accept the Market Rental Rate stated in the other party's MRR Statement and, in such event, the accepted amount will become the Base Rent for the first Lease Year of the option period (e.g., if Lessor delivered to Lessee timely written notice of acceptance of Lessee's determination of Market Rental Rate as provided in Lessee's MRR Statement, then the amount shown on Lessee's MRR Statement would become the Base Rent for the first Lease Year of the option period).

            (iii) If neither party accepts the other party's determination of Market Rental Rate, then the arbitration shall be conducted before a single arbitrator who shall be selected pursuant to the commercial rules. Not less than five days prior to the date set for the hearing for the arbitration, each party shall (1) make available for an oral deposition any Expert whose testimony is expected to be given at the time of the arbitration and (2) deliver to the other party all exhibits which are intended to be entered into evidence at the time of the arbitration.

             (iv) Except as provided below, each party shall bear their own attorney's fees and Expert's fees. Except as provided below, each party shall share equally any administrative fees owed to the American Arbitration
Association and the reasonable hourly fees owed to the arbitrator. Notwithstanding the foregoing, if the amount of the Market Rental Rate stated in Lessee's MRR Statement is less than 95 percent of the Market Rental Rate determined by the arbitrator, then the arbitrator may, in the arbitrator's discretion, assess against Lessee costs incurred by Lessor in connection with the arbitration including, without limitation, reasonable attorney's fees, Expert's fees, arbitrator's fees and administration fees. If the amount of the Market Rental Rate stated in Lessor's MRR Statement is greater than 105 percent of the Market Rental Rate determined by the arbitrator, then the arbitrator may, in the arbitrator's discretion, assess against the Lessor costs incurred by Lessee in connection with the arbitration including, without limitation, reasonable attorney's fees, Expert's fees, arbitrator's fees and administration fees.

                  (v) Following rendition of the arbitrator's award, either party may petition the Superior Court of the State of California for the County of San Diego to have the award confirmed and entered as a judgment.

Pending determination of the Market Rental Rate for the first option period, Lessee shall pay to Lessor Base Rent in an amount equal to 105 percent of the Base Rent in effect during the sixth Lease Year. If the Market Rental Rate is greater than 105 percent of the Base Rent payable during the sixth Lease Year, then, within 30 days following the arbitrator's decision determining the amount of the Market Rental Rate, Lessee shall pay to Lessor the difference between (1) the Base Rent which should have been paid during the first Lease Year of the first option period based upon the Market Renal Rate and (2) the actual amount of the Base Rent paid by Lessee during the first Lease Year of the first option period. If it is determined that the Market Rental Rate is less than one hundred five percent of the Base Rent payable during the sixth Lease Year, then Lessee shall be entitled to credit against Base Rent next coming due in an amount equal to the excess paid by Lessee.

                           1.5.5  Determination of Base Rent for First Lease
Year of Second Option Period. The Base Rent to be paid by Lessee to Lessor during the first Lease Year of the second option period shall be the Market Rental Rate which is prevailing as of the commencement of the first Lease Year of the second option period and shall be determined in the same manner as determining Market Rental Rate for the first Lease Year of the first option period as provided above in Section 1.6.3; provided, however, in no event shall the Base Rent for the first Lease Year of the second option period be less than the Base Rent for the fifth Lease Year of the first option period. Pending determination of the Market Rental Rate for the second option period, Lessee shall pay to Lessor Base Rent in an amount equal to 105 percent of the Base Rent in effect during the fifth Lease Year of the first option period. If the Market Rental Rate is greater than 105 percent of the Base Rent payable during the fifth Lease Year of the first option period, then, within 30 days following the arbitrator's decision determining the amount of the Market Rental Rate, Lessee shall pay to Lessor the difference between (1) the Base Rent which should have been paid during the first Lease Year of the second option period based upon the Market Rental Rate and (2) the actual amount of the Base Rent paid by Lessee during the first Lease Year of the second option period. If it is determined the Market Rental Rate is less than 105 percent of the Base Rent payable during the fifth Lease Year of the first option period, then Lessee shall be entitled to credit against the Base Rent next coming due in an amount equal to the excess paid by Lessee.

                           1.5.6  Determination of Base Rent for Subsequent
Lease Years of Option Period(s). The Base Rent for each subsequent Lease Year of the option periods will be equal to the amount derived by multiplying the Base Rent for the first Lease Year of the option period by a fraction, the numerator of which is the Index (defined below) amount for the last period for which the Index is published and which ends before the commencement of the Lease Year for which the calculation is being made and the denominator of which is the Index amount for the same calendar period immediately preceding the commencement of the option period. The "Index" is that which is published by the United States Department of Labor, Bureau of Labor Statistics, in the Consumer Price Index for all urban consumers for the Los Angeles area, all items, 1982-84 base. By way of example, if the Base Rent for the second Lease Year of the first option period were to be determined based upon the assumptions that (1) the first option period commenced October 1, 2003,
(2) the Base Rent for the first Lease Year of the option period is  $108,000.00,
(3) the Index is published  monthly,  (4) the Index amount for September 2003 is
225.0 and (5) the Index amount for September 2004 is 234.0, then the Base Rent for the second Lease Year of the first option period would be $112,320.00. If the Bureau of Labor Statistics discontinues the publication of the Index or publishes the Index less frequently, or alters the Index in some other manner, then Lessor and Lessee will adopt a substitute index or substitute procedure which reasonably reflects and monitors changes in consumer prices. In no event will the Base Rent during the subsequent Lease Years of an option period be reduced below the Base Rent for the first Lease Year of the option period. Lessor's failure, by reason of oversight, mistake or otherwise, to make the calculation or advise Lessee thereof prior to the end of any Lease Year or to collect any increased Base Rent determined as set forth in this paragraph, will not release Lessee of Lessee's obligation to pay to Lessor, forthwith upon discovery of such oversight or mistake, an amount equal to the difference between the Base Rent actually paid and the increased Base Rent that should have been paid during the period in which such mistake or oversight continued.

                  1.7 Security Deposit. Upon execution of the Lease, Lessee shall pay to Lessor $90,180.00 which shall constitute the Security Deposit. Commencing on the Commencement Date, the Security Deposit shall bear interest for the benefit of Lessee at the rate of four percent per annum. Interest accrued on the Security Deposit shall be paid by Lessor to Lessee on the first day of each Lease Year commencing on the first day of the second Lease Year.

                  6.2 Hazardous Substances. Other than (1) two percent crystalline asbestos found in floor tile mastic (which shall be removed by Lessee's contractor at Lessor's expense during the course of completing Lessee's
Work) and (2) any matters which may be disclosed in the Phase I Environmental Assessment prepared by Natec Environmental Reporting dated April 1, 1996 (a copy of which has been delivered to Lessee), Lessor represents and warrants that Lessor has no actual knowledge of the presence on the Premises of any Hazardous Substances (defined below).

                           6.2.1  Definition of "Hazardous Material".  As used
herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Section 25515 or 25117, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act), (iii) Defined as a "hazardous material,"
"hazardous substance" or "hazardous waste" under Section 25501 of the California Health and

Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (iv) petroleum, (v) asbestos, (vi) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (vii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act
(33 U.S.C.  Section  1317),  (viii) defined as a "hazardous  waste"  pursuant to
Section 1004 of the Federal  Resource  Conversation  and Recovery Act, 42 U.S.C.
Section 6901, et. seq. (42 U.S.C Section 6903), or (ix) defined as "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C.
Section 9601).

                           6.2.2  Prohibition/Compliance.  Lessee shall not
cause or permit any Hazardous Material (as defined above) to be brought upon, kept or used in or about the Premiss or the Project in violation of applicable law by Lessee, its agents, employees, contractors or invitees. If Lessee breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Material results in unlawful contamination of the Premises, or any adjacent property by Hazardous Material otherwise occurs during the term of this Lease or any extension or renewal hereof or holding over hereunder, then Lessee shall indemnify, defend and hold Lessor, its agents and contractors harmless from any and all claims, judgment,s damages, penalties, fines, costs, liabilities, or losses (including without limitation diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space in the Premises and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after he Lease term as a result of such contamination. For the purpose of this Section 6.2, unlawful contamination is Hazardous Material which violates any applicable local, state or federal las or any regulations or standards promulgated thereunder, including requirements or standards imposed by any governmental agency or by governmental order or court having jurisdiction over the Premises. This indemnification of Lessor by Lessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous material present in the air, soil or ground water above on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or any adjacent property, caused or permitted by Lessee results in any unlawful contamination of the Premises, or any adjacent property, Lessee shall promptly take all actions at its sole expense as are necessary to ensure the Premises, or any adjacent property meets all applicable local, state and federal laws and any regulations or standards promulgated thereunder, in effect now or in the future, including requirements by any governmental agency or impose by any governmental order or court having jurisdiction over the Premises, provided that Lessor's approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short term effect on the Premises.

                           6.2.3  Business.  Lessor acknowledges that it is not
the intent of this Section 6.2 to prohibit Lessee from operating its business as described in Section 1.8 above. Lessee may operate its business according to the custom of the industry so long as the use or presence of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Lessor to allow Lessee to use Hazardous Material in connection with its business, Lessee agrees to deliver to Lessor prior to the Rent Commencement Date a list identifying each type of Hazardous Material to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Premises ("Hazardous Material List"). Lessee shall deliver to Lessor an updated Hazardous Material List at least once a year. Lessee shall deliver to Lessor true and correct copies of the following documents (hereinafter referred to as the "Documents") relating to the handling, storage, disposal and emission of Hazardous Material prior to the Rent Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: permits, approvals, reports and correspondence, storage and management plans, notice of violations of any laws, plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Lessor has given Lessee its written consent to do so, which consent may be withheld in Lessor's sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Lessee is not required, however, to provide Lessor with any portion(s) of the Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Material or hazardous activities. It is not he intent of this Section to provided Lessor with information which could be detrimental to Lessee's business should such information become possessed by Lessee's competitors.

                           6.2.4  Termination of Lease.  Notwithstanding the
provisions of Section 6.2.2 above, if Lessee or the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material at the Project, Lessor shall have the right to terminate the Lease in Lessor's sole and absolute discretion (with respect to any such matter involving Lessee) and it shall not be unreasonable for Lessor to withhold its consent to any proposed assignment or subletting (with respect to any such matter involving a proposed assignee or sublessee).

                           6.2.5  Hazardous Substances.  References in the Lease
to the term "Hazardous Substances" shall have the same meaning as Hazardous materials as defined in this Addendum.

                  6.4 Inspection/Compliance. Lessor and Lessor's Lender and consultants shall have the right to enter into the Premises at any time in the case of an emergency and otherwise at reasonable times with reasonable notice for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with the Lease. The cost of any such inspections shall be paid by Lessor, unless a material violation by Lessee of Applicable Requirements, or a contamination by Lessee is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority and Lessee has failed to adequately respond. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection is directly related to the violation or contamination.

                  8.3 Earthquake Insurance. As part of the insurance pertaining to the Building and improvements on the Premises, the Insuring Party shall obtain and keep in force a policy in the name of Lessor with loss payable to Lessor and any Lender insuring loss or damage to the Premises caused by earthquake.

                  8.5 Insurance Policies. The requirement for 30 days notice to Lessor of a modification to an insurance policy shall only apply to any modification which results in the policy no longer being in compliance with the requirements of the Lease.

                  8.6 Waiver of Subrogation. To the extent permitted by law and without affecting the coverage provided by any policy of insurance required to be maintained under the Lease, Lessor and Lessee each waive the right to recover against the other (1) damage for injury to or death of persons, (2) damage to property, (3) damage to the Premises or any part thereof and/or (4) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and/or claims under subparts (1) through (4) hereof are covered, and only to the extent of such coverage, by policies of insurance actually carried or required to be carried under the Lease by either Lessor and/or Lessee. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any policy required under the Lease denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss.

                  9.3 Partial Damage--Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by the negligent or willful act of Lessee (in which event, Lessee shall make the repairs at Lessee's expense), Lessor shall repair such damage as soon as reasonably possible at Lessor's expense and this Lease shall continue in full force and effect; provided, however, if the reasonably estimated cost of repairing the Premises Partial Damage that is not an Insured Loss exceeds $600,000.00, then the following shall apply:

                           9.3.1  Lessor may deliver to Lessee written notice of
Lessor's intention to terminate the Lease. In order to be effective, Lessor's notice of termination must be delivered to Lessee within 30-days following receipt by Lessor of knowledge of the occurrence of the Premises Partial Damage that is not an Insured Loss.

                           9.3.2  If, within 30 days following receipt by Lessee
of Lessor's notice of intention to terminate, Lessee delivers to Lessor written notice of Lessee's commitment to pay the cost of the repair in excess of $600,000.00, then the Lease shall remain in full force and effect and Lessor shall cause the repair to be accomplished and Lessor shall pay the first $600,000.00 of the cost of such repair and Lessee shall pay for all costs of repair in excess of $600,000.00.

                           9.3.3  If, within the 30-day period following
delivery to Lessee of Lessor's notice of termination, Lessee fails to deliver written notice of Lessee's commitment to pay for repair costs in excess of $600,000.00, then, upon the expiration of the 30-day period, the Lease shall terminate.

                  10.2  Impounding  of  Real  Property  Taxes.   Notwithstanding
Section 10.2(b) of the Lease, if Lessor's lender which has a first mortgage or deed of trust on the Premises requires impounding of Real Property Taxes, then Lessee shall pay to Lessor (and Lessor shall pay to Lessor's lender) the amount of such real property tax impounds.

                  12.3  Lessee's  Affiliates/Rent   Recapture.   Notwithstanding
anything contained in Section 12 of the Lease to the contrary, Lessee shall have the right to assign the Lease and/or sublet all or any portion of the Premises to a Lessee's Affiliate. As used herein "Lessee's Affiliate" shall mean either
(1) any subsidiary corporation as to which Lessee owns 75 percent or more of the outstanding shares and/or (2) a parent corporation which owns 75 percent or more of the outstanding shares of Lessee. With the exception of any assignment or subleasing to Lessee's Affiliate, Lessee shall pay to Lessor, as additional rent, if and when received by Lessee, 50 percent of any excess rent or other premium on the assignment, subleasing or other transfer (e.g., if the assignment, sublease or other transfer document provides that the assignee, subtenant or other transferee thereunder is to pay any amount in excess of the rent and other charges due under this Lease, whether such premium be in the form of an increased monthly or annual rental, lump sum payment in consideration of the assignment, sublease or other transfer or consideration of any other form, including a sale of goodwill and/or a covenant not to compete or payment for furniture, fixtures or inventory in an amount in excess of the reasonable value thereof) after first deducting the reasonable costs incurred by Lessee in obtaining the assignment, sublease or transfer, including, without limitation, reasonable brokerage commissions and reasonable costs of leasehold improvements made by Lessee, which costs shall be amortized over the shorter of the useful life of such improvements or the remaining term of this Lease as of the installation of such leasehold improvements.

                  13.2 Lessor's Remedies. In the event of any Default or other Breach by Lessee, Lessor may, at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Default or Breach, maintain Lessee's right to possession in which case the Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under the Lease, including the right to recover the rent as it becomes due hereunder. The parties acknowledge and agree that Lessor shall have the remedy under Civil Code section 1951.4 which provides in part:

                  The lessor has the remedy  described in California  Civil Code section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).

                  13.4 Late Charge. If any Rent shall not be received by Lessor within five days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to the lesser of $500.00 or five percent of such overdue amount. If any Rent shall not be received by Lessor within 10 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to five percent of such overdue amount less the amount of the late charge owed under the preceding sentence. By way of example, assume that Lessee failed to pay Base Rent in the amount of $90,180.00 which was due on February 1, 1997, then, under those assumed facts, (1) if Lessee had not paid the Base Rent by February 6, 1997, a late charge in the amount of $500.00 would be due and (2) if the Base Rent remained unpaid as of February 11, 1997, then the total amount of late charges owed by Lessee for the default would be $4,509.00.

                  15.3 Brokers' Commissions. To the extent any real estate commissions are owed by Lessor pursuant to separate written agreements, Lessor shall be solely responsible for payment of such commissions. Lessor hereby discloses Lee M. Chesnut (a principal of Lessor) is a licensed California real estate broker.

         23. Notices. The provisions of Section 23 of the Lease shall not apply to any notices which are required to be served by Lessor as a condition precedent to the initiation of a special proceeding for unlawful detainer. Any notices required to be served as a condition precedent to the initiation of a special proceeding for unlawful detainer (including any notices under Section
13.1 of the Lease) shall be served in  accordance  with Code of Civil  Procedure section 1162 as such section may be subsequently amended, repealed or replaced. With respect to all other notices, the parties acknowledge and agree that, in addition to the manner of delivery provided in Section 23 of the Lease, notices may be delivered by Federal Express or other similar overnight delivery service which provides evidence of receipt. If notice is delivered by Federal Express or such other overnight delivery service, the notice shall be deemed delivered as of the date shown by the evidence of receipt.

         30. Attornment and Nondisturbance. Lessee acknowledges that the Subordination, Non-Disturbance and Attornment Agreement attached hereto as
Exhibit 1 is in form and content acceptable to Lessee and constitutes a "commercially reasonable Non-Disturbance Agreement" within the meaning of
Section 30.3 of the Lease.

         31. Attorneys' Fees; Jury Trial Waiver. Lessor shall further be entitled to recover reasonable attorney's fees incurred in connection with any hearing or motion for assumption or rejection of the Lease under Title 11 of the United States Code. Lessee shall be further entitled to recover reasonable attorney's fees in connection with any hearing or adversary proceedings related to this Lease in any bankruptcy case filed by or against Lessor. Lessor and Lessee hereby waive their respective right to trial by jury of any cause of action, claim, counter-claim or cross-complaint in any action, proceeding and/or hearing brought by either Lessor against Lessee or Lessee against Lessor on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the Premises or any claim of injury or damage or the enforcement of any remedy under law, statute or regulation, emergency or otherwise, now or hereafter in effect.

         34. Signage. Lessee shall be entitled to install a monument sign in the location depicted in the site plan attached hereto as Exhibit 2. All other signs placed in the exterior of the Premises and/or upon the Building shall be subject to Lessor's prior written approval which shall not be unreasonably withheld or delayed.

         50.      Lessee's Work.

                  50.1   Approval  of   Lessee's   Plans,   Specifications   and
Contractor. Within 45 days following execution of the Lease, Lessee shall cause to be prepared and delivered to Lessor (1) preliminary space plan drawings and
(2) preliminary specifications for the improvements, fixtures and equipment to be installed into the Premises. Within two business days following Lessor's receipt of the preliminary plans and specifications, Lessor shall provide to Lessee approval of such preliminary plans and specifications unless Lessor has a reasonable and material objection thereto. Within 45 days following Lessor's approval of the preliminary plans and specifications, Lessee shall cause to be prepared and delivered to Lessor (1) working plans which are sufficiently detailed in order to apply for and obtain a building permit for the interior improvements to the Premises which shall be based upon the preliminary plans previously approved by Lessor and (2) final specifications for the improvements, fixtures and equipment to be installed into the Premises which shall be based upon the preliminary specifications previously approved by Lessor. Within two business days following Lessor's receipt of the working plans and specifications, Lessor shall approve such plans and specifications unless Lessor has a reasonable and material objection thereto. Following Lessor's approval of the working plans and specifications, Lessee shall submit the working plans and specifications to the Building Inspection Department of the City of San Diego for the purpose of obtaining a building permit for the construction of the work described in the working plans and specifications (hereinafter "Lessee's Work"). If, during the course of construction of Lessee's Work, Lessee determines that it is necessary or desirable to make a material change to the working plans and specifications, then such proposed change shall be first submitted to Lessor for Lessor's review and approval, which shall not be unreasonably withheld or delayed. Prior to commencement of Lessee's Work, Lessee shall submit to Lessor the name, telephone number, license number and contact representative for the general contractor whom Lessee intends to use to accomplish Lessee's Work. Within two business days following Lessor's receipt of such information concerning the proposed general contractor, Lessor shall approve Lessee's selection of the general contractor unless Lessor has a reasonable and material objection thereto. If Lessor's lender who is furnishing all or a portion of the funds for Lessor's Allowance requires similar rights of approval of the plans, specifications and/or contractor, Lessee shall cooperate with Lessor to satisfy such lender's reasonable requests for information and requirements for approval.

                  50.2 Completion of Lessee's Work. Following Lessor's approval of the working plans and specifications and the issuance by the City of San Diego of a building permit for Lessee's Work, Lessee shall, thereafter, diligently, competently and expeditiously complete Lessee's Work. With the exception of Lessor's obligations with respect to payment of Lessor's Allowance (defined below), Lessee shall indemnify and hold Lessor harmless from and against any and all claims, liabilities, damages, penalties, fines and costs arising out of or relating to the completion of Lessee's Work including, without limitation, any claims of lien for payment by any general contractor, subcontractor and/or material supplier and/or any claim for death or injury to persons and/or damage to property.

                  50.3 Lessor's Allowance. Concurrently with the approval by Lessor of the working plans and specifications and subject to adjustment as provided below, Lessor shall deliver to Lessee evidence of availability of $2,430,000.00 ("Lessor's Allowance") to be used to pay the cost of Lessee's Work. Lessor's Allowance shall be used to pay the fees, costs and expenses owed to the architects, engineers, general contractor, subcontractors and/or materials suppliers furnishing labor and materials to accomplish Lessee's Work. Lessor's Allowance shall also be used to pay for liability and course of construction insurance maintained by Lessor and/or Lessee during the completion of Lessee's Work and Lessor's Expansion Work. Lessor shall pay to Lessee Lessor's Allowance within ten days following delivery by Lessee to Lessor of (1) a copy of the certificate of occupancy and (2) lien releases upon final payment showing "$0.00" as the disputed amount from Lessee's contractor and all other subcontractors and material suppliers who furnished labor and materials to the Premises for Lessee's Work; provided, however, if there exists a dispute with respect to the amount owed to Lessee's contractor or a subcontractor or material supplier, Lessor shall only withhold an amount equal to 150 percent of the disputed amount and shall disburse to Lessee the balance of Lessor's Allowance. Lessor and Lessee agree that the amount of Lessor's Allowance as provided above has been calculated based upon an estimated completed rentable floor area for the Premises of 54,000 rentable square feet. If the approved plans for Lessor's Expansion Work (defined below) result in the estimated rentable floor area of the Premises being more or less than 54,000 square feet, then the amount of Lessor's Allowance shall be calculated by multiplying what Lessee and Lessor estimate to be the final rentable floor area of the Building following completion of Lessor's Expansion Work by $45.00 (e.g., if, based upon the approved plans for Lessor's Expansion Work, the estimated rentable floor area of the Building will be, upon completion, 54,300 square feet, then Lessor's Allowance would be $2,443,500.00). In addition to the amount of Lessor's Allowance, Lessor shall pay for Lessee's contractor to install in the Building an elevator.

                  50.4 Special Provisions Re Lessee's Work. With respect to Lessee's Work, Lessor and Lessee further agree:

                            50.4.1  Interior Accessibility Requirements.  In the
context of performing Lessee's Work, Lessee shall be responsible for installing into the interior of the Building all improvements which may be required to comply with Americans with Disabilities Act and/or any other similar laws concerning accessibility. Lessor shall, at Lessor's sole cost and expense, be responsible for compliance with any such laws as they pertain to the exterior parking areas, walkways and driveways of the Premises and entrances to the Building.

                            50.4.2  Roof.  In the course of performing Lessee's
Work, Lessee shall be responsible to replace  the  roof  covering  of  the
Building  such  that,  upon   Substantial Completion, the roof shall be in new
condition. Without limiting the generality of the foregoing, Lessee shall assure that all mechanical systems installed on the roof are properly installed over sheet metal pad with proper flashing and sealing. Notwithstanding Sections 2.3 and 7.1(c) of the Lease, Lessor shall not be responsible for any

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

maintenance, repair and/or replacement of the roof during the term of the Lease. In addition to Lessor's Allowance, Lessor shall contribute $25,000.00 to the cost of replacing the roof covering.

                            50.4.3  Improvements to be Surrendered Upon
Expiration/Termination of Lease. All of Lessee's Work shall, upon expiration or termination of the Lease, be surrendered to Lessor and shall become Lessor's property. Lessee acknowledges and agrees that the fume hoods, laboratory benches, laboratory sinks and mechanical system shall not constitute Lessee's fixtures which Lessee is entitled to remove upon the expiration or termination of the Lease. In connection with preparation and approval of the plans and specifications for Lessee's Work, Lessor and Lessee shall prepare and agree upon a list of Trade Fixtures which Lessee is entitled to remove at the expiration or termination of the Lease (collectively "the Removable Fixtures"). If, prior to approval of the working drawings for Lessee's Work, Lessor and Lessee are unable to agree upon the fixtures to be included within the Removable Fixtures, then either party ("the Notifying Party") may submit to the other party ("the Receiving Party") a list of the fixtures which the Notifying Party is willing to agree to as constituting the Removable Fixtures. Within five business days following receipt of the list of proposed Removable Fixtures from the Notifying Party, the Receiving Party shall either
(1) accept the list of the Removable Fixtures (in which case, the list submitted by the Notifying Party shall become the list of Removable Fixtures) or (2) deliver to the Notifying Party a list of fixtures which the Receiving Party is willing to agree to as constituting the Removable Fixtures. Within five business days following receipt by the Notifying Party of the Receiving Party's list of proposed Removable Fixtures, the Notifying Party shall either (1) accept the Receiving Party's list of proposed Removable Fixtures (in which case, the list prepared by the Receiving Party shall constitute the list of Removable Fixtures) or (2) deliver notice to the Receiving Party that the Notifying Party elects to terminate the Lease (in which case, the Lease shall terminate, Lessor shall refund to Lessee the Security Deposit and any advance payment of Rent and the parties shall have no further obligations to each other under the terms of the Lease).

                  50.5 Payment of Excess Costs/Refund of Unused Lessor's Allowance. As soon as practicable following Substantial Completion, Lessee and Lessee's contractor shall perform an accounting of the total costs incurred to accomplish Lessee's Work (including all costs for design, permitting, inspection and utilities). If the total cost for Lessee's Work exceeds the amount of Lessor's Allowance, then Lessee shall pay such excess. If the total cost of Lessee's Work is less than the amount of Lessor's Allowance then the following shall apply:

                            50.5.1  Subject to Lessor's prior approval, which
shall not be unreasonably withheld or delayed, Lessee may, during the first Lease Year, utilize the remaining balance of Lessor's Allowance for the installation into the Premises of additional permanent fixtures and improvements (collectively "Additional Work").

                            50.5.2  If, by the expiration of the first Lease
Year, the total amount of Lessor's Allowance has not been expended for the completion of Lessee's Work and/or Additional Work and improvements as provided in the preceding sentence, then, within 30 days following the expiration of the first Lease Year, Lessor shall refund to Lessee the amount of the difference between Lessor's Allowance and the total amount expended for Lessee's Work Additional Work.

                  51.1 Approval of Expansion Plans, Specifications and Contractor. Within 45 days following execution of the Lease, Lessee shall cause to be prepared and delivered to Lessor (1) preliminary drawings pertaining to
(i) the proposed expansion of the second floor mezzanine of the Building by the addition of approximately 10,000 square feet and (ii) installation of windows

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

in the exterior walls and other improvements to cause the new second story space to be similar in appearance to the existing second story space and (2) preliminary specifications for the components of the expansion work. Within two business days following Lessor's receipt of the preliminary drawings and specifications, Lessor shall provide to Lessee approval of such preliminary drawings and specifications unless Lessor has a reasonable and material objection thereto. Within 45 days following Lessor's approval of the preliminary drawings and specifications, Lessee shall cause to be prepared and delivered to Lessor (1) working plans which are sufficiently detailed in order to apply for and obtain a building permit for the expansion work which shall be based upon the preliminary drawings previously approved by Lessor and (2) final specifications for the components to be installed in connection with the expansion work which shall be based upon the preliminary specifications previously approved by Lessor. Within two business days following Lessor's receipt of the working plans and specifications, Lessor shall approve such plans and specifications unless Lessor has a material and reasonable objection thereto. Following Lessor's approval of the working plans and specifications, Lessee shall submit the working plans and specifications to the Building Inspection Department of the City of San Diego for the purpose of obtaining a building permit for the construction of the work described in the working plans and specifications (hereinafter "Lessor's Expansion Work"). If, during the course of construction of Lessor's Expansion Work, either party determines that it is necessary or desirable to make a material change to the working plans and specifications, then such change shall first be submitted to the other party for other party's review and approval, which shall not be unreasonably withheld or delayed. Lessor's Expansion Work shall be accomplished by the same general contractor hired by Lessee to accomplish Lessee's Work, subject to the approval of Lessor's lender. Lessor shall be responsible for payment of all expenses incurred in connection with performing Lessor's Expansion Work including, but not limited to, preparation of working plans and specifications. In the event that, for any reason beyond Lessor's reasonable control, Lessor shall not be able to obtain a building permit to accomplish Lessor's Expansion Work and/or a building permit is issued but for less than the full amount of the proposed expansion, Lessee shall not have any right to terminate this Lease and the only consequence to the parties shall be that the Base Rent shall be adjusted as provided in Section 1.5.3 above based upon the actual rentable floor area of the Building at the time of Substantial Completion. Lessor has agreed to hire Lessee's general contractor for the purpose of having a single contractor coordinate the accomplishment of Lessee's Work and Lessor's Expansion Work. Lessor shall not be responsible for any delays attributable to Lessee's contractor's failure properly to schedule and coordinate the work; provided, however, delays caused by Lessor, including, but not limited to, Lessor's failure timely to cooperate with the application for a building permit, shall extend the Rent Commencement Date.

         53. Delivery of Financial Statements. Within 30 days following Lessor's request therefor, Lessee shall deliver to Lessor a copy of Lessee's most recently prepared audited financial statement. Within 20 days following Lessor's written request therefor, Lessee shall deliver to Lessor Lessee's most recently prepared unaudited financial statement as maintained by Lessee for the period commencing at the beginning of the then-current fiscal year. As used herein, the term "financial statement" shall mean a detailed balance sheet and detailed statement of income and expenses prepared in accordance with generally accepted accounting principals and otherwise in the manner Lessee customarily prepares such documents.

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

         54. Interpretation. Except as the context may otherwise, require, references to "the Lease" or "this Lease" shall mean collectively (1) the Standard Commercial/Industrial Single-Tenant Lease - Net dated June 13, 1997, by and between Lessee and Lessor and all Exhibits attached thereto and (2) this Addendum.

Lessor:                                           Lessee:
LMC-Sorrento Investment Company,                  Agouron Pharmaceuticals, Inc.,
LLC, a California Limited                         a California Corporation
Liability Company



By /s/ Lee M. Chesnut                             By /s/ Glenn Zinser
   -----------------------------                  ------------------------------
   Lee M. Chesnut, Manager                        Print Name Glenn Zinser
                                                  Title VP, Operations


                              Schedule of Exhibits

                  1 - Subordination, Non-Disturbance and Attornment Agreement

                  2 - Site Plan


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